Exhibit 99.1

News Release

Superior Industries Announces Resignation of Chief Financial Officer

SOUTHFIELD, MICHIGAN — July 11, 2018 — Superior Industries International, Inc. (NYSE:SUP), one of the world’s leading aluminum wheel suppliers for OEMs and the European aftermarket, announced today Executive Vice President and Chief Financial Officer, Nadeem Moiz, has resigned for personal reasons, effective July 20, 2018.

“We have launched a search for a Chief Financial Officer, and I am confident that we have a strong and talented financial team to support our strategy throughout the process,” commented Don Stebbins, President and Chief Executive Officer.

About Superior Industries

Superior is one of the world’s leading aluminum wheel suppliers. Superior’s team collaborates and partners with customers to design, engineer and manufacture a wide variety of innovative and high quality products utilizing the latest lightweighting and finishing technologies. Superior also maintains leading aftermarket brands including ATS®, RIAL®, ALUTEC®, and ANZIO®. Headquartered in Southfield, Michigan, Superior is listed on the New York Stock Exchange and is a component of Standard & Poor’s Small Cap 600 and Russell 2000 Indices. For more information, please visit www.supind.com.

Superior Investor Relations:

Superior Investor Relations:

Troy Ford

(248) 234-7104

Investor.Relations@supind.com